Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement on Form S-4 of Kindred Healthcare, Inc. of our report dated May 14, 2015 relating to the financial statements of Gentiva Health Services, Inc., which appears in Kindred Healthcare, Inc.’s Current Report on Form 8-K dated September 17, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

September 17, 2015